Exhibit 99.1

iRhythm Technologies Provides Statement on Medicare Administrative Contractor (MAC) Novitas Recent Rate Publication

SAN FRANCISCO, January 29, 2021 -- iRhythm Technologies, Inc. (NASDAQ: IRTC), a leading digital health care solutions company focused on the advancement of cardiac care, commented on the recent publication by Novitas Solutions (“Novitas”) of rates applicable to the Current Procedural Terminology (CPT) codes 93241, 93243, 93245 and 93247.

Following the Centers for Medicare and Medicaid Services (CMS) Calendar Year 2021 Medicare Physician Fee Schedule (MPFS) Final Rule published on December 1, 2020, iRhythm has been coordinating with other industry participants to seek appropriate carrier pricing for CPT codes 93241, 93243, 93245 and 93247. iRhythm submitted a meeting request with Novitas on January 3, 2021. iRhythm anticipates meeting with Novitas but the meeting has not yet been scheduled.

The Company believes that the published rates by Novitas on January 29, 2021, are crosswalked from CPT codes 93224 and 93226, which are existing CPT codes for external continuous electrocardiographic recording up to 48 hours. The Company is seeking additional information from Novitas and will provide updates as soon as practicable.

About iRhythm Technologies, Inc.
iRhythm is a leading digital health care company redefining the way cardiac arrhythmias are clinically diagnosed. The company combines wearable biosensor devices worn for up to 14 days and cloud-based data analytics with powerful proprietary algorithms that distill data from millions of heartbeats into clinically actionable information. The company believes improvements in arrhythmia detection and characterization have the potential to change clinical management of patients.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements regarding CPT coding decisions, the company’s expectations regarding government and third-party payor adoption of CPT coding decisions and the timing thereof and other statements relating to reimbursement coverage. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filing made with the Securities and Exchange Commission on the Form 10-Q on November 6, 2020. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements.